Exhibit 5.1

   , 2024

LandBridge Company LLC

5555 San Felipe Street, Suite 1200

Houston, Texas 77056

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel for LandBridge Company LLC, a Delaware limited liability company (the “Company”), in connection with the proposed offer and sale (the “Offering”) by the Company, pursuant to a prospectus forming a part of a Registration Statement on Form S-1, Registration No. 333-279893, originally filed with the U.S. Securities and Exchange Commission on May 31, 2024 (such Registration Statement, as amended as of the effective date hereof, being referred to herein as the “Registration Statement”), of up to      Class A shares representing limited liability company interests of the Company (the “Class A Shares”).

In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, (ii) the Amended and Restated Limited Liability Company Agreement of the Company (the “Company LLCA”), in the form filed as an exhibit to the Registration Statement, will become effective, (iii) the Class A Shares will be issued and sold in the manner described in the Registration Statement and the prospectus relating thereto, (iv) the reorganization transactions described in the Registration Statement will have been consummated in the manner described in the Registration Statement and the prospectus relating thereto and (v) a definitive underwriting agreement, in the form filed as an exhibit to the Registration Statement, with respect to the sale of the Class A Shares will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

In connection with the opinion expressed herein, we have examined, among other things, (i) the Certificate of Formation of the Company and the form of the Company LLCA, in each case, as filed as an exhibit to the Registration Statement, (ii) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Offering, (iii) the Registration Statement, and (iv) the form of the underwriting agreement filed as an exhibit to the Registration Statement. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set

Vinson & Elkins LLP Attorneys at Law Austin Dallas Dubai Houston London Los Angeles New York Richmond San Francisco Tokyo Washington	845 Texas Avenue, Suite 4700 Houston, TX 77002 Tel +1.713.758.2222 Fax +1.713.758.2346 velaw.com

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forth therein. In making such examination and rendering the opinions set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the legal capacity of all individuals executing any of the foregoing documents.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that, the Class A shares have been duly authorized and are validly issued, fully paid and nonassessable.

The foregoing opinions are limited in all respects to the Delaware Limited Liability Company Act (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act of 1933”), and the foregoing opinions are limited to the matters expressly stated herein, and no opinion is to be inferred or implied beyond the opinions expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

We hereby consent to the statements with respect to us under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

DRAFT